AMENDMENT TO
CONVERGYS CORPORATION PENSION PLAN
(EGTRRA RESTATEMENT)

Convergys Corporation Pension Plan is hereby amended effective as of December 31, 2011 to clarify the Participants who prior to December 31, 2011 were entitled to a death benefit under Section 11.2 and to eliminate the death benefit for all remaining eligible Participants as of December 31, 2011:
The last sentence of Section 11.2 is deleted and the following is added to the end thereof:
Notwithstanding any other provision of this Section 11.2 to the contrary, no death benefit shall be payable under this Section 11.2 to any person claiming by or through a Participant described in the immediately preceding sentence who dies after December 30, 2000. Notwithstanding any other provision of this Section 11.2 to the contrary, no death benefit shall be payable under this Section 11.2 to any person claiming by or through a Participant who (i) was a Participant on January 1, 1999, (ii) was not an employee on December 30, 2000 and (iii) who dies after December 31, 2011.
IN WITNESS WHEREOF, Convergys Corporation has hereunto caused its name to be subscribed this 29th day of June, 2011.

CONVERGYS CORPORATION

By________________________
Title: Chief Executive Officer,
Convergys Corporation